PROSPECTUS Dated                        Pricing Supplement No. 19
June 1, 2000                           Effective October 30, 2000



                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-92595

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
10/30/2000      6.24%               6.44%             6.64%